UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 19, 2023

Date of Report (Date of earliest event reported)

CARDIO DIAGNOSTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41097	87-0925574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 North Aberdeen Street, Suite 900, Chicago, IL	60642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (631) 796-5412

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	CDIO	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half of one share of common stock	CDIOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Board of Directors Agreement

On June 19, 2023, Cardio Diagnostics Holdings, Inc., a Delaware corporation (the “Company”), entered into a Board of Directors Agreement (the “Directors Agreement”) with each of James Intrater, Stanley Lau, MD, Oded Levy and Brandon Sim, the independent directors of the Company (each an “Independent Director” and collectively, the “Independent Directors”). Attached as Exhibits A and B to the Directors Agreement are the Company’s standard forms of Director Proprietary Information Agreement and Indemnification Agreement, which were executed concurrently with the Directors Agreement. The Directors Agreement will remain in effect through the end of the Independent Directors’ current term and will be automatically renewed for a subsequent term upon reelection to the Board of Directors, unless the Board of Directors determines to not renew the Directors Agreement.

Pursuant to the Directors Agreement, the Independent Directors have agreed to serve on the Company’s Board of Directors and any committees to which they are appointed, and to provide those services required in accordance with the Company’s Certificate of Incorporation and Bylaws, the Delaware General Corporation Law, federal securities laws and the listing rules of the applicable stock exchange on which the Company’s stock is then traded. The Directors Agreement further sets forth the nature of the relationship between each Independent Director and the Company and includes representations and warranties of the respective Independent Directors governing issues including, without limitation, conflicts of interest, directorships with other public companies, director independence and compliance with the Company’s charter documents, and all applicable laws and regulations. The Directors Agreement further provides that the Company will execute Indemnification Agreements with each Independent Director and will carry directors’ and officers’ liability insurance for the benefit of the Independent Directors, among others.

For their service as Independent Directors pursuant to the Directors Agreement, each Independent Director will be paid an annual retainer fee of $50,000, payable in restricted stock units (“RSUs”), which RSUs shall vest for 2023 $25,000 on June 30, 2023, $12,500 on September 30, 2023 and $12,500 on December 31, 2023. The number of shares of Common Stock and price per share that will be issuable are currently indeterminable, but will be determined using the closing price of the Company’s common stock on each respective vesting date. In addition, the Independent Directors will be entitled to a $500 cash per diem (or pro rated portion thereof) if their service as an Independent Director requires out of town travel, which amount may be revised by the Company’s Board of Directors with regard to future per diem policy. The Company will also reimburse Independent Directors or their designee for reasonable expenses approved in advance, and such approval shall not to be unreasonably withheld by the Company.

A copy of the form of the Directors Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Directors Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02 in its entirety.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Board of Directors Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2023	CARDIO DIAGNOSTICS HOLDINGS INC.

	By:	/s/ Elisa Luqman
Elisa Luqman Chief Financial Officer